EX-99.B9-WRappcb

Waddell & Reed, Inc.                               [ Division Office Stamp]
P.O. Box 29217                          WADDELL & REED FUNDS
Shawnee Mission, Kansas 66201-9217      APPLICATION

I (We) make application for an account to be established as follows:
________________________________________________________________________________
REGISTRATION TYPE (one only)   Trans Code: __________ Date Transmitted: ________
________________________________________________________________________________
NON RETIREMENT PLAN
[] Single Name  [] Joint Tenants W/Right of Survivorship [] Declaration of
                                                            Trusts Revocable
[] Uniform Gifts (Transfers) To Minors [] Other: ______     (Attach CUF022)
________________________________________________________________________________
RETIREMENT PLAN See Retirement Plan and Custody Agreement for annual custodian fees
[] Individual IRA             [] Keogh Participant (Profit Sharing Plan)
[] Spousal IRA                [] Keogh Participant (Money Purchase Plan)
[] Rollover (Qual. plan lump sum distr.)   (For a new plan, attach MRP1177)
[] Simplified Pension Plan (SEP/SPP)
   (For a new plan, attach MRP1206)
[] TSA/457 Employer's Name _____________________________________________________
                                             (Do Not Abbreviate)
(If billing is required,   -----------------------------------------------------
attach form #CSF1417)      Street               City           State       Zip
[] If Tri-Vest, enter Partnership name _____________________________ amt $______
       (Attach Subscription Agreement and Confidential Questionnaire CRP1186) Fund to receive partnership distributions: __________________________________
                                              Fund Name
   NOTE: If Partnership not available W&R is authorized to place investment in
         United Cash Management (a fund of the United Group of Funds) until next partnership is available.
________________________________________________________________________________
REGISTRATION []NEW ACCOUNT or []NEW FUND FOR EXISTING ACCOUNT: [][][][][][][]-[]
                                (Must have same ownership)     Date of Birth
________________________________________________________________________________
Individual Name (exactly as desired) If spousal IRA, name of working spouse
______________________
Month     Day     Year
________________________________________________________________________________
Joint Name (if any, exactly as desired) If spousal IRA, name of non-working spouse
______________________    ______________
Month     Day     Year    Relationship (For grouping purposes)
________________________________________________________________________________
Mailing Address
_______________  ______________  ____________  _____/__________-________________
City                  State           Zip           Telephone
Social Security #:[][][]-[][]-[][][][] or Taxpayer Identification #:
                                                      [][]-[][][][][][][]
________________________________________________________________________________
BENEFICIARY: For Retirement Plan Accounts Only.
Full Name of Beneficiary   Tax Identification Number   Relationship      Percent
________________________   _________________________   ____________      ______%
________________________   _________________________   ____________      ______%
________________________   _________________________   ____________      ______%
________________________________________________________________________________
INVESTMENTS: Make check payable to Waddell & Reed
101 - W&R Total Return   102 - W&R Growth  103 - W&R Limited-Term Bond
106 - W&R Asset Strategy
104 - W&R Municipal Bond  105 - W&R International Growth
(not available for Retirement Plans)
________________________________________________________________________________
                                         OPEN ACCOUNT
                                                               If Retirement
Plan
FUND                Amount              Trade        Yr.         Deductible or
(enter code)        Enclosed            Number    of Contr.     Non-Deductible
[][][]              $______________     ______    19________       __________
[][][]              $______________     ______    19________       __________
[][][]              $______________     ______    19________       __________
[][][]              $______________     ______    19________       __________
[][][]              $______________     ______    19________       __________
Total               $______________


                              Monthly             Div./C.G. Distr** Certificate
  TOP From                      AIS*               (Assumes RR)       Desired
Another Carrier               (if any)            RR    CC    CR     (Specify)
     []                       $______________     []    []    []     ___________
     []                       $______________     []    []    []     ___________
     []                       $______________     []    []    []     ___________
     []                       $______________     []    []    []     ___________
     []                       $______________     []    []    []     ___________
                              $______________
________________________________________________________________________________
*Attach AIS Authorization Form #CUP0714 **RR=Reinvest Div/Cap Gain CC=Cash Div/Cap Gain CR=Cash Div/Reinvest Cap Gain

CONFIDENTIAL DATA (Must be completed on New Accounts/New Products)
1. Gross Family Income: $___ 2. Taxable Income $___ 3. Number of Dependents ____
4. Occupation: ___________________________ 5. Employer Name: ___________________
6. Employer Address: ___________________________________________________________
7. Savings and Liquid Assets: $__ 11. Investment Objectives(mark all that apply):
8. Other Assets (excluding home, furnishings, cars): $____ [] Retirement Savings
9. Net Worth (Assets minus liabilities): $__________       [] Reserves
10. Are you associated with an NASD Member? Yes __ No __   [] Children's College
12. Special Remarks/Considerations: _____________________ [] Income _____________________________________________________ [] Other needs/goals
                                                           (specify in Special
                                                           Remarks)
13. Residence Address __________________________________________________________
                      Street            City                     State     Zip
(if different from
Mailing address on reverse side)
________________________________________________________________________________
ACKNOWLEDGMENT
* I (we) have received a copy of the current prospectus of the Fund.
* I (we) understand that there may be a deferred sales charge on redemption of shares held less than 4 years.
* If purchasing an IRA, I (we) have read the Retirement Plan and Custody Agreement and agree to terms and conditions set forth therein, and do hereby establish the Individual Retirement Plan.
* Under the penalties of perjury, I certify that the social security number or other taxpayer identification number shown on reverse side is correct (or I am waiting for a number to be issued to me) and (strike the following if not true) that I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of failure to report all interest and dividends, or (c) the IRS has notified that I am no longer subject to backup withholding.

Signature(s) of Purchaser (all joint purchasers must sign). Sign exactly as name(s) appear in registration.
____________________________ _______________________________ ___________________
(Signature)                       (Printed Name)             (Title, if any)
____________________________ _______________________________ ___________________
(Signature)                       (Printed Name)             (Title, if any)
____________________________ _______________________________ ___________________
(Signature)                       (Printed Name)             (Title, if any)
_________________________     _________________________________________
Date                          Representative Signature
[OSJ: (H.O. Use)  ]           [][][][]][]
                              Representative Number

Fiduciary Trust Company of New Hampshire accepts
appointment as Custodian in accordance with the Custody
Agreement:
          By:___________________________________________
             Fiduciary Trust Company Authorized Signature

Check any Items Enclosed With Application
[] Declaration Trust Revocable (CUF0022)
[] Partnership Subscription Agreement
[] Partnership Confidential Questionnaire (CRP1186)
[] AIS Authorization (CUF0714)
[] Funds Plus (CUF1444)
[] Additional Applications _________________________________________________
[] Check enclosed # ________________________________________________________
[] Other ___________________________________________________________________